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                                      EXHIBIT 99.1
                                    QRS CORPORATION
                         1993 STOCK OPTION/STOCK ISSUANCE PLAN
                   (AS AMENDED AND RESTATED THROUGH MARCH 22, 2000)


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                                QRS CORPORATION
                     1993 STOCK OPTION/STOCK ISSUANCE PLAN
                (AS AMENDED AND RESTATED THROUGH MARCH 22, 2000)
                                  ARTICLE ONE
                                    GENERAL

    I.  PURPOSE OF THE PLAN

    A. This 1993 Stock Option/Stock Issuance Plan ("Plan") is intended to promote the interests of QRS Corporation, a Delaware corporation (the "Corporation"), by providing (i) key employees (including officers) of the Corporation (or its parent or subsidiary corporations) who are responsible for the management, growth and financial success of the Corporation (or its parent or subsidiary corporations), (ii) the non-employee members of the Corporation's Board of Directors and (iii) consultants and other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation (or its parent or subsidiary corporations).

    B. The Discretionary Option Grant and Stock Issuance Programs under this Plan became effective on the date on which the shares of the Corporation's Common Stock were first registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "1934 Act"). Such date is hereby designated as the Effective Date for those two programs. The Automatic Option Grant Program under this Plan became effective immediately upon the execution and final pricing of the Underwriting Agreement for the initial public offering of the Corporation's Common Stock. The execution date of such Underwriting Agreement is hereby designated as the Effective Date of the Automatic Option Grant Program.

    C. This Plan shall serve as the successor to the Corporation's amended and restated 1990 Stock Option Plan (the "1990 Plan"), and no further option grants or stock issuances shall be made under the 1990 Plan from and after the Effective Date of this Plan. All options outstanding under the 1990 Plan on the Effective Date of the Discretionary Option Grant Program are hereby incorporated into this Plan and shall accordingly be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the express terms and conditions of the instrument evidencing such grant, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of the Corporation's Common Stock thereunder.

    D. All share numbers in this February 2000 restatement reflect the 3-for-2 split of the Common Stock which was effected on July 12, 1999.

    II.  DEFINITIONS

    A. For purposes of the Plan, the following definitions shall be in effect:

    BOARD:  the Corporation's Board of Directors.

    CODE:  the Internal Revenue Code of 1986, as amended.

    COMMITTEE: the committee of two (2) or more non-employee Board members appointed by the Board to administer the Plan.

    COMMON STOCK:  shares of the Corporation's common stock.

    CHANGE IN CONTROL: a change in ownership or control of the Corporation effected through either of the following transactions:

        a. any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the
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    Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders; or

        b. there is a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

    CORPORATE TRANSACTION: any of the following stockholder-approved transactions to which the Corporation is a party:

        a. a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

        b. the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

        c. any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

    EMPLOYEE: an individual who performs services while in the employ of the Corporation or one or more parent or subsidiary corporations, subject to the control and direction of the employer entity not only as to the work to be performed but also as to the manner and method of performance.

    FAIR MARKET VALUE: the fair market value per share of Common Stock determined in accordance with the following provisions:

        a. If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the Nasdaq National Market, the Fair Market Value shall be the closing selling price per share on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in THE WALL STREET JOURNAL. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the last preceding date for which such quotation exists shall be determinative of Fair Market Value.

        b. If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share on the date in question on the exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

    HOSTILE TAKE-OVER: a change in ownership of the Corporation effected through the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made

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directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept.

    OPTIONEE: any person to whom an option is granted under either the Discretionary Option Grant or Automatic Option Grant Program in effect under the Plan.

    PARTICIPANT: any person who receives a direct issuance of Common Stock under the Stock Issuance Program in effect under the Plan.

    PLAN ADMINISTRATOR: the Committee in its capacity as the administrator of the Plan.

    PERMANENT DISABILITY OR PERMANENTLY DISABLED: the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

    SERVICE: the performance of services on a periodic basis to the Corporation (or any parent or subsidiary corporation) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant or advisor, except to the extent otherwise specifically provided in the applicable stock option or stock issuance agreement.

    TAKE-OVER PRICE: the GREATER of (a) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or (b) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over. However, if the surrendered option is an incentive stock option under the Federal tax laws, the Take-Over Price shall not exceed the clause (a) price per share.

    The following provisions shall be applicable in determining the parent and subsidiary corporations of the Corporation:

        Any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation shall be considered to be a PARENT of the Corporation, provided each such corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        Each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a SUBSIDIARY of the Corporation, provided each such corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

    III.  STRUCTURE OF THE PLAN

    A. STOCK PROGRAMS. The Plan shall be divided into three separate components: the Discretionary Option Grant Program specified in Article Two, the Automatic Option Grant Program specified in Article Three and the Stock Issuance Program specified in Article Four. Under the Discretionary Option Grant Program, eligible individuals may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock in accordance with the provisions of Article Two. Under the Automatic Option Grant Program, non-employee members of the Corporation's Board of Directors (the "Board") will receive at periodic intervals special option grants to purchase shares of Common Stock in accordance with the provisions of Article Three. Under the Stock Issuance Program, eligible individuals may be issued shares of Common Stock directly, either through the immediate purchase of such shares at a price not less than the Fair Market Value of the shares at the time of issuance or as a bonus tied to the performance of services or the Corporation's attainment of financial objectives, without any cash payment required of the recipient.

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    B.  GENERAL PROVISIONS.  Unless the context clearly indicates otherwise, the provisions of Articles One and Five shall apply to the Discretionary Option
Grant Program, the Automatic Option Grant Program and the Stock Issuance Program and shall accordingly govern the interests of all individuals under the Plan.

    IV.  ADMINISTRATION OF THE PLAN

    A. Both the Discretionary Option Grant Program and the Stock Issuance Program shall be administered by the Committee. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

    B. The Committee as Plan Administrator shall have full power and authority (subject to the express provisions of the Plan) to establish rules and regulations for the proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of such programs and any outstanding option grants or stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Discretionary Option Grant or Stock Issuance Program or any outstanding option or share issuance thereunder.

    C. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the express terms and conditions of Article Three, and the Committee as Plan Administrator shall exercise no discretionary functions with respect to option grants made pursuant to that program.

    V.  OPTION GRANTS AND STOCK ISSUANCES

    A. The persons eligible to participate in the Discretionary Option Grant Program under Article Two or the Stock Issuance Program under Article Four are as follows:

        (i) officers and other key employees of the Corporation (or its parent or subsidiary corporations) who render services which contribute to the management, growth and financial success of the Corporation (or its parent or subsidiary corporations);

        (ii) non-employee Board members; and

        (iii) those consultants or other independent contractors who provide valuable services to the Corporation (or its parent or subsidiary corporations).

    B. Non-employee Board members shall also be eligible to receive automatic option grants pursuant to the provisions of Article Three.

    C. The Plan Administrator shall have full authority to determine, (I) with respect to the option grants made under the Plan, which eligible individuals are to receive option grants, the number of shares to be covered by each such grant, the status of the granted option as either an incentive stock option ("Incentive Option") which satisfies the requirements of Code Section 422 or a non-statutory option not intended to meet such requirements, the time or times at which each granted option is to become exercisable and the maximum term for which the option may remain outstanding and (II), with respect to stock issuances under the Stock Issuance Program, the number of shares to be issued to each Participant, the vesting schedule (if any) to be applicable to the issued shares, and the consideration to be paid by the individual for such shares.

    VI.  STOCK SUBJECT TO THE PLAN

    A. Shares of Common Stock shall be available for issuance under the Plan and shall be drawn from either the Corporation's authorized but unissued shares of Common Stock or from reacquired shares of Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not

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exceed 4,700,000 shares, subject to adjustment from time to time in accordance with the provisions of this Section VI. Such authorized share reserve is comprised of (i) the number of shares which remained available for issuance, as of the Effective Date, under the 1990 Plan as last approved by the Corporation's stockholders prior to such Effective Date, including the shares subject to the outstanding options incorporated into this Plan and any other shares which would have been available for future option grant under the 1990 Plan as last approved by the stockholders (estimated to be 1,083,000 shares in the aggregate),
(ii) an increase of 192,000 shares authorized by the Board under this Plan as of the Effective Date, (iii) an additional increase of 750,000 shares authorized by the Board on February 27, 1995 and approved by the stockholders at the 1995 Annual Meeting, (iv) a further increase of an additional 750,000 shares authorized by the Board on February 16, 1996 and approved by the stockholders at the 1996 Annual Meeting, (v) an additional increase of another 525,000 shares authorized by the Board on February 16, 1998 and approved by the stockholders at the 1998 Annual Meeting, (vi) an additional increase of 600,000 shares authorized by the Board on February 15, 1999 and approved by the stockholders at the 1999 Annual Meeting, and (vii) an additional increase of 800,000 shares authorized by the Board on February 22, 2000, subject to stockholder approval at the 2000 Annual Meeting.

    B. To the extent one or more outstanding options under the 1990 Plan which have been incorporated into this Plan are subsequently exercised, the number of shares issued with respect to each such option shall reduce, on a share-for-share basis, the number of shares available for issuance under this Plan.

    C. Should one or more outstanding options under this Plan (including outstanding options under the 1990 Plan incorporated into this Plan) expire or terminate for any reason prior to exercise in full, then the shares subject to the portion of each option not so exercised shall be available for subsequent option grants under the Plan. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original option exercise or direct issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent option grants or direct stock issuances under the Plan. However, the shares subject to any option or portion thereof surrendered in accordance with Section IV of Article Two or
Section III of Article Three shall reduce on a share-for-share basis the number of shares of Common Stock available for subsequent option grants under the Plan. In addition, should the exercise price of an option under the Plan (including any option incorporated from the Predecessor Plan) be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance.

    D. In no event may any one individual participating in the Plan be granted stock options, separately exercisable stock appreciation rights and direct stock issuances for more than 750,000 shares in the aggregate over the term of the Plan. However, any stock options, stock appreciation rights or direct stock issuances granted prior to January 1, 1994 shall not be taken into account for purposes of such limitation.

    E. Should any change be made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, then appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one individual participating in the Plan may be granted stock options, separately exercisable stock

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appreciation rights and direct stock issuances in the aggregate over the term of the Plan, (iii) the number and/or class of securities for which automatic option grants are to be subsequently made to each new or continuing non-employee Board member under the Automatic Option Grant Program, (iv) the number and/or class of securities and price per share in effect under each option outstanding under either the Discretionary Option Grant or Automatic Option Grant Program and
(v) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the 1990 Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

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                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

    I.  TERMS AND CONDITIONS OF OPTIONS

    Options granted pursuant to the Discretionary Option Grant Program shall be authorized by action of the Plan Administrator and may, at the Plan Administrator's discretion, be either Incentive Options or non-statutory options. Individuals who are not Employees of the Corporation or its parent or subsidiary corporations may only be granted non-statutory options. Each granted option shall be evidenced by one or more instruments in the form approved by the Plan Administrator; PROVIDED, however, that each such instrument shall comply with the terms and conditions specified below. Each instrument evidencing an Incentive Option shall, in addition, be subject to the applicable provisions of
Section II of this Article Two.

    A.  OPTION PRICE.

        1. The option price per share shall be fixed by the Plan Administrator but in no event shall be less than one hundred percent (100%) of the Fair Market Value of such Common Stock on the grant date.

        2. The option price shall become immediately due upon exercise of the option and, subject to the provisions of Section I of Article Five and the instrument evidencing the grant, shall be payable in one of the following alternative forms specified below:

       - full payment in cash or check drawn to the Corporation's order;

       - full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such term is defined below);

       - full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date and cash or check drawn to the Corporation's order; or

       - full payment through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate option price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation in connection with such purchase and
         (II) shall provide directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    For purposes of this subparagraph (2), the Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized in connection with the exercise of the option, payment of the option price for the purchased shares must accompany such notice.

    B. TERM AND EXERCISE OF OPTIONS. Each option granted under this Discretionary Option Grant Program shall be exercisable at such time or times and during such period as is determined by the Plan Administrator and set forth in the instrument evidencing the grant. No such option, however, shall have a maximum term in excess of ten (10) years from the grant date.

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    C.  TERMINATION OF SERVICE.

        1. The following provisions shall govern the exercise period applicable to any outstanding options held by the Optionee at the time of cessation of Service or death.

       - Should an Optionee cease Service for any reason (including death or Permanent Disability) while holding one or more outstanding options under this Article Two, then none of those options shall (except to the extent otherwise provided pursuant to subparagraph C.(3) below) remain exercisable for more than a thirty-six (36)-month period (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) measured from the date of such cessation of Service.

       - Any option held by the Optionee under this Article Two and exercisable in whole or in part on the date of his or her death may be subsequently exercised by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Such exercise, however, must occur prior to the EARLIER of (i) the third anniversary of the date of the Optionee's death (or such shorter period determined by the Plan Administrator and set forth in the instrument evidencing the grant) or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be outstanding.

       - During the applicable post-Service period, the option may not be exercised in the aggregate for more than the number of shares (if any) in which the Optionee is vested at the time of cessation of Service. Upon the expiration of the limited post-Service exercise period or (if earlier) upon the specified expiration date of the option term, each such option shall terminate and cease to be outstanding with respect to any vested shares for which it has not otherwise been exercised. However, each outstanding option shall immediately terminate and cease to be outstanding, at the time of the Optionee's cessation of Service, with respect to any shares for which it is not otherwise at that time exercisable or in which Optionee is not otherwise vested.

       - Under no circumstances, however, shall any such option be exercisable after the specified expiration date of the option term.

       - Should (i) the Optionee's Service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement) or (ii) the Optionee make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or its parent or subsidiary corporations, then in any such event all outstanding options held by the Optionee under this Article Two shall terminate immediately and cease to be outstanding.

        2. The Plan Administrator shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the Optionee under this Article Two to be exercised, during the limited post-Service exercise period applicable under subparagraph (1) above, not only with respect to the number of vested shares of Common Stock for which each such option is exercisable at the time of the Optionee's cessation of Service but also with respect to one or more subsequent installments of vested shares for which the option would otherwise have become exercisable had such cessation of Service not occurred.

        (3) The Plan Administrator shall also have full power and authority to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service or death from the limited period in effect under subparagraph (1) above to such greater period of

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    time as the Plan Administrator shall deem appropriate. In no event, however, shall such option be exercisable after the specified expiration date of the option term.

    D. STOCKHOLDER RIGHTS. An Optionee shall have no stockholder rights with respect to any shares covered by the option until such individual shall have exercised the option and paid the option price for the purchased shares.

    E. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. However, a Non-Statutory Option may, in connection with the Optionee's estate plan, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

    F. REPURCHASE RIGHTS. The shares of Common Stock acquired upon the exercise of any Article Two option grant may be subject to repurchase by the Corporation in accordance with the following provisions:

        a. The Plan Administrator shall have the discretion to authorize the issuance of unvested shares of Common Stock under this Article Two. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase any or all of those unvested shares at the option price paid per share. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the instrument evidencing such repurchase right.

        b. All of the Corporation's outstanding repurchase rights under this Article Two shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of a Corporate Transaction, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

        c. The Plan Administrator shall have the discretionary authority, exercisable either before or after the Optionee's cessation of Service, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares purchased or purchasable by the Optionee under this Discretionary Option Grant Program and thereby accelerate the vesting of such shares in whole or in part at any time.

    II.  INCENTIVE OPTIONS

    The terms and conditions specified below shall be applicable to all Incentive Options granted under this Article Two. Incentive Options may only be granted to individuals who are Employees of the Corporation. Options which are specifically designated as "non-statutory" options when issued under the Plan shall NOT be subject to such terms and conditions.

    A. DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the Common Stock for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or its parent or subsidiary corporations) may for the first time become exercisable as incentive stock options under the Federal tax laws during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent

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the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as incentive stock options under the Federal tax laws shall be applied on the basis of the order in which such options are granted. Should the number of shares of Common Stock for which any Incentive Option first becomes exercisable in any calendar year exceed the applicable One Hundred Thousand Dollar ($100,000) limitation, then that option may nevertheless be exercised in that calendar year for the excess number of shares as a non-statutory option under the Federal tax laws.

    B. 10% STOCKHOLDER. If any individual to whom an Incentive Option is granted is the owner of stock (as determined under Section 424(d) of the Internal Revenue Code) possessing ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or any one of its parent or subsidiary corporations, then the option price per share shall not be less than one hundred and ten percent (110%) of the Fair Market Value per share of Common Stock on the grant date, and the option term shall not exceed five (5) years, measured from the grant date.

    Except as modified by the preceding provisions of this Section II, the provisions of Articles One, Two and Five of the Plan shall apply to all Incentive Options granted hereunder.

    III.  CORPORATE TRANSACTIONS/CHANGES IN CONTROL

    A. In the event of any Corporate Transaction, each option which is at the time outstanding under this Article Two shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. However, an outstanding option under this Article Two shall NOT so accelerate if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or to be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof, (ii) such option is to be replaced with a cash incentive program of the successor corporation which preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such option, or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant. The determination of option comparability under clause (i) above shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

    B. Upon the consummation of the Corporate Transaction, all outstanding options under this Article Two shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation or its parent company.

    C. Each outstanding option under this Article Two which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

    D. The Plan Administrator shall have the discretion, exercisable either in advance of any actually-anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms as it may deem appropriate) for the automatic acceleration of one or more outstanding options under this Article Two which are assumed or replaced in the Corporate Transaction and do not otherwise accelerate at that time, in the event the Optionee's Service should subsequently terminate within a designated period following the effective date of such Corporate Transaction. The Plan Administrator may also structure one or more option grants under this Article Two so that those options will automatically accelerate at the time of a Corporate Transaction, whether or not those options are to be assumed or replaced by successor corporation.

    E. The grant of options under this Article Two shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

    F. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the automatic acceleration of one or more outstanding options under this Article Two (and the termination of one or more of the Corporation's outstanding repurchase rights under this Article Two) upon the occurrence of the Change in Control. The Plan Administrator shall also have full power and authority to condition any such option acceleration (and the termination of any outstanding repurchase rights) upon the subsequent termination of the Optionee's Service within a specified period following the Change in Control.

    G. Any options accelerated in connection with the Change in Control shall remain fully exercisable until the expiration or sooner termination of the option term.

    H. The exercisability as incentive stock options under the Federal tax laws of any options accelerated under this Section III in connection with a Corporate Transaction or Change in Control shall remain subject to the dollar limitation of Section II of this Article Two.

    IV.  STOCK APPRECIATION RIGHTS

    A. Provided and only if the Plan Administrator determines in its discretion to implement the stock appreciation right provisions of this Section IV, one or more Optionees may be granted the right, exercisable upon such terms and conditions as the Plan Administrator may establish, to surrender all or part of an unexercised option under this Article Two in exchange for a distribution from the Corporation in an amount equal to the excess of (i) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

    B. No surrender of an option shall be effective hereunder unless it is approved by the Plan Administrator. If the surrender is so approved, then the distribution to which the Optionee shall accordingly become entitled under this
Section IV may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator deems appropriate.

    C. If the surrender of an option is rejected by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the LATER of (i) five
(5) business days after the receipt of the rejection notice or (ii) the last day on which the option is otherwise exercisable in accordance with the terms of the instrument evidencing such option, but in no event may such rights be exercised more than ten (10) years after the date of the option grant.

    D. One or more officers of the Corporation subject to the short-swing profit restrictions of the Federal securities laws may, in the Plan Administrator's sole discretion, be granted limited stock appreciation rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take-Over, the officer will have a thirty (30)-day period in which he or she may surrender any outstanding options with such a limited stock appreciation right to the Corporation, to the extent such options are at the time exercisable for fully-vested shares of Common Stock. The officer shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
(i) the Take-Over Price of the vested shares of Common Stock at the time subject to each surrendered option over (ii) the aggregate exercise price payable for such vested shares. The cash distribution payable upon such option surrender shall be made within five (5) days following the consummation of the Hostile Take-Over. At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve the subsequent exercise of that right in accordance with the terms of this Paragraph D. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution. Any unsurrendered portion of the option shall continue to remain outstanding and become exercisable in accordance with the terms of the instrument evidencing such grant.

    E. The shares of Common Stock subject to any option surrendered for an appreciation distribution pursuant to this Section IV shall NOT be available for subsequent option grant under the Plan.

                                 ARTICLE THREE
                         AUTOMATIC OPTION GRANT PROGRAM

    The following provisions set forth the terms and conditions of the Automatic Option Grant Program as amended by the Board on February 22, 2000, subject to stockholder approval at the 2000 Annual Meeting. Stockholder approval of the February 2000 restatement shall also constitute pre-approval of each option grant made under this amended Automatic Option Grant Program on or after the date of the 2000 Annual Stockholders Meeting and the subsequent exercise of that option in accordance with the terms of such program as set forth below.

    I.  ELIGIBILITY

    The individuals eligible to receive automatic option grants pursuant to the provisions of this Article Three program shall be limited to (i) those individuals who are first elected or appointed as non-employee Board members on or after the date of the 2000 Annual Stockholders Meeting, whether through appointment by the Board or election by the Corporation's stockholders, and
(ii) those individuals who continue to serve as non-employee Board members after the date of the 2000 Annual Stockholders Meeting. In no event, however, shall a clause (i) non-employee Board member be eligible to participate in the Automatic Option Grant Program if such individual has at any time been in the prior employ of the Corporation (or any parent or subsidiary corporation). Any non-employee Board member eligible to participate in the Automatic Option Grant Program pursuant to the foregoing criteria shall be designated an Eligible Director for purposes of this Plan.

    II.  TERMS AND CONDITIONS OF AUTOMATIC OPTION GRANTS

    A. GRANT DATES. Option grants shall be made under this amended and restated Article Three on the dates specified below:

        (i) Each Eligible Director who first becomes a non-employee Board member on or after the date of the 2000 Annual Stockholders Meeting, whether through election by the Corporation's stockholders or appointment by the Board, shall automatically be granted, at the time of such initial election or appointment, a non-statutory stock option to purchase 15,000 shares of Common Stock upon the terms and conditions of this Article Three.

        (iii) On the first trading day in January each year, beginning with calendar year 2000, each individual who is at the time serving as a non-employee Board member will automatically be granted an option to purchase 15,000 shares of Common Stock, and each individual who is also at the time serving as a Chairperson of any Board committee will automatically be granted a second option for an additional 15,000 shares, provided in each instance that such individual has served as a non-employee Board member for at least six (6) months. There shall be no limit on the number of such 15,000-share option grants any one non-employee Board member or Chairperson may receive over his or her period of Board service. Pursuant to a further amendment to the Automatic Option Grant Program authorized by the Board on March 22, 2000, the number of shares of Common Stock subject to each such option grant made to the continuing non-employee Board members and the continuing Chairpersons shall be reduced to 10,000 shares per individual non-employee Board member and to an additional 10,000 shares per continuing Chairperson, effective with the option grants to be made on January 2, 2001.

    The number of shares for which the automatic grants are to be made to each newly-elected or continuing Eligible Director shall be subject to periodic adjustment pursuant to the applicable provisions of Section V.C of Article One.

    B. EXERCISE PRICE. The exercise price per share of Common Stock subject to each automatic option grant made under this Article Three shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the automatic grant date.

    C.  PAYMENT.

       The exercise price shall be payable in one of the alternative forms specified below:

        (i) full payment in cash or check made payable to the Corporation's order; or

        (ii) full payment in shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date; or

        (iii) full payment in a combination of shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's reported earnings and valued at Fair Market Value on the Exercise Date and cash or check payable to the Corporation's order; or

        (iv) full payment through a sale and remittance procedure pursuant to which the non-employee Board member (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares and shall (II) concurrently provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

    The Exercise Date shall be the date on which written notice of the option exercise is delivered to the Corporation. Except to the extent the sale and remittance procedure is utilized for the exercise of the option, payment of the option price for the purchased shares must accompany the exercise notice.

    D. OPTION TERM. Each automatic grant under this Article Three shall have a maximum term of ten (10) years measured from the automatic grant date.

------------------------

(1) Prior to the February 2000 restatement, each automatic option grant made under this Article Three was to become exercisable in a series of four (4) successive equal annual installments

    E. EXERCISABILITY. Each automatic grant shall become exercisable over the Optionee's period of service on the Board as follows: (i) the option will become exercisable for twenty-five percent (25%) of the option shares upon the Optionee's completion of six (6) months of Board service measured from after the automatic grant date, and (ii) the option will become exercisable for the balance of the option shares in a series of thirty-six (36) successive equal monthly installments upon the Optionee's completion of each of the next thirty-six (36) months of Board service thereafter.(1) The exercisability of each automatic grant shall be subject to acceleration in accordance with the provisions of Section II.G and Section III of this Article Three.

    F. LIMITED-TRANSFERABILITY. During the lifetime of the Optionee, each automatic option grant, together with the limited stock appreciation right pertaining to such option, shall be exercisable only by the Optionee and shall not be assignable or transferable by the Optionee other than (i) a transfer of the option effected by will or by the laws of descent and distribution following Optionee's death or (ii) an assignment of the option in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust established exclusively for one or more such family members, to the extent such assignment is effected for estate planning purposes. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

    G.  TERMINATION OF BOARD SERVICE.

    1. Should the Optionee cease service as a Board member cease for any reason (other than death or Permanent Disability) while holding one or more automatic option grants under this Article Three, then such individual shall have a six
(6)-month period following the date of such cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock for which the option is exercisable at the time of such cessation of Board service. However, each such option shall immediately terminate and cease to be outstanding, at the time of such cessation of Board service, with respect to any shares for which the option is not otherwise at that time exercisable.

    2. Should the Optionee die within six (6) months after cessation of Board service, then each outstanding automatic option grant held by the Optionee at the time of death may subsequently be exercised, for any or all of the shares of Common Stock for which such option is exercisable at the time of the Optionee's cessation of Board service (less any option shares subsequently purchased by the Optionee prior to death), by the personal representative of the Optionee's estate or by the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the laws of descent and distribution. Any such exercise must occur within twelve (12) months after the date of the Optionee's death.

    3. Should the Optionee die or become permanently disabled while serving as a Board member, then each automatic option grant held by such Optionee under this Article Three shall accelerate in full, and the Optionee (or the representative of the Optionee's estate or the person or persons to whom the option is transferred upon the Optionee's death) shall have a twelve (12)-month period following the date of the Optionee's cessation of Board service in which to exercise each such option for any or all of the shares of Common Stock subject to that option at the time of such cessation of Board service.
    over the Optionee's period of service on the Board, with the first such installment to become exercisable six (6) months after the automatic grant date. The new vesting schedule for the automatic option grants is subject to stockholder approval at the 2000 Annual Meeting. If such stockholder approval is obtained, then the new vesting schedule will be in effect for all currently outstanding options under the Automatic Option Grant Program and for all future option grants made under such program.

    4. In no event shall any automatic grant under this Article Three remain exercisable after the specified expiration date of the ten (10)-year option term. Upon the expiration of the applicable post-service exercise period under subparagraph 1, 2 or 3 above or (if earlier) upon the expiration of the ten
(10)-year option term, the automatic grant shall terminate and cease to be outstanding for any unexercised shares for which the option was otherwise exercisable at the time of the Optionee's cessation of Board service.

    H. STOCKHOLDER RIGHTS. The holder of an automatic option grant under this Article Three shall have none of the rights of a stockholder with respect to any shares subject to such option until such individual shall have exercised the option and paid the exercise price for the purchased shares.

    I. REMAINING TERMS. The remaining terms and conditions of each automatic option grant shall be as set forth in the prototype Non-statutory Stock Option Agreement attached as Exhibit A to the Plan.

    III.  CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

    A. In the event of any Corporate Transaction, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares. Upon the consummation of the Corporate Transaction, all automatic option grants under this Article Three shall terminate and cease to be outstanding.

    B. In the event of any Change in Control of the Corporation, each automatic option grant at the time outstanding under this Article Three shall automatically accelerate so that each such option shall, immediately prior to the specified effective date for the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for all or any portion of such shares.

    C. The Optionee shall have the right, exercisable at any time during the thirty (30)-day period immediately following a Hostile Take-Over, to surrender each option held by him or her under this Article Three to the Corporation. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the surrendered option (whether or not the option is otherwise at the time exercisable for such shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the consummation of the Hostile Take-Over. Stockholder approval of this February 2000 Restatement at the 2000 Annual Meeting shall constitute pre-approval of each such option surrender right granted under this Automatic Option Grant Program on or after the date of such Annual Meeting and the subsequent exercise of each such right in accordance with the terms and provisions of this Section III.C. No additional approval or consent of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

    D. Each outstanding option under this Automatic Option Grant Program which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issued to the option holder, in consummation of such Corporate Transaction, had such person exercised the option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, PROVIDED the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the Plan following the consummation of the Corporate Transaction shall be appropriately adjusted. To the extent the actual holders of the Corporation's outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

    D. The shares of Common Stock subject to each option surrendered in connection with the Hostile Take-Over shall NOT be available for subsequent option grant under this Plan.

    E. The automatic option grants outstanding under this Article Three shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

                                  ARTICLE FOUR

                             STOCK ISSUANCE PROGRAM

    I.  TERMS AND CONDITIONS OF STOCK ISSUANCES

    Shares may be issued under the Stock Issuance Program through direct and immediate purchases without any intervening stock option grants. The issued shares shall be evidenced by a Stock Issuance Agreement ("Issuance Agreement") that complies with the terms and conditions of this Article Four.

    A.  CONSIDERATION.

    1. Shares of Common Stock drawn from the Corporation's authorized but unissued shares of Common Stock ("Newly Issued Shares") shall be issued under the Stock Issuance Program for one or more of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

        (i) cash or check drawn to the Corporation's order;

        (ii) a promissory note payable to the Corporation's order in one or more installments, which may be subject to cancellation in whole or in part upon terms and conditions established by the Plan Administrator; or

        (iii) past services rendered to the Corporation or any parent or subsidiary corporation.

    2. All Newly Issued Shares shall be issued for consideration with a value less not less than one-hundred percent (100%) of the Fair Market Value of such shares at the time of issuance.

    3. Shares of Common Stock reacquired by the Corporation and held as treasury shares ("Treasury Shares") may be issued under the Stock Issuance Program for such consideration (including one or more of the items of consideration specified in subparagraph 1. above) as the Plan Administrator may deem appropriate, provided such consideration is in an amount not less than the Fair Market Value of the Treasury Shares at the time of issuance. Treasury Shares may, in lieu of any cash consideration, be issued subject to such vesting requirements tied to the Participant's period of future Service or the Corporation's attainment of specified performance objectives as the Plan Administrator may establish at the time of issuance. The Treasury Share provisions shall be in effect only for such period or periods (if any) during which the Corporation is incorporated under the laws of the State of Delaware.

    B.  VESTING PROVISIONS.

    1. Shares of Common Stock issued under the Stock Issuance Program may, in the absolute discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program, namely:

        (i) the Service period to be completed by the Participant or the performance objectives to be achieved by the Corporation,

        (ii) the number of installments in which the shares are to vest,

        (iii) the interval or intervals (if any) which are to lapse between installments, and

        (iv) the effect which death, Permanent Disability or other event designated by the Plan Administrator is to have upon the vesting schedule, shall be determined by the Plan Administrator and incorporated into the Issuance Agreement executed by the Corporation and the Participant at the time such unvested shares are issued.

    2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to him or her under the Plan, whether or not his or her interest in those shares is vested.

Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. Any new, additional or different shares of stock or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration or by reason of any Corporate Transaction shall be issued, subject to (i) the same vesting requirements applicable to his or her unvested shares and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

    3. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock under the Stock Issuance Program, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money promissory note), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to such surrendered shares. The surrendered shares may, at the Plan Administrator's discretion, be retained by the Corporation as Treasury Shares or may be retired to authorized but unissued share status. Treasury Shares will only be an available election during the period or periods (if any) the Corporation is incorporated under the laws of the State of Delaware.

    4. The Plan Administrator may in its discretion elect to waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the non-completion of the vesting schedule applicable to such shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

    II.  CORPORATE TRANSACTIONS/CHANGE IN CONTROL

    A. Upon the occurrence of any Corporate Transaction, all of the Corporation's outstanding repurchase rights under this Article Three shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, except to the extent: (i) any such repurchase right is expressly assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

    B. The Plan Administrator shall have the discretionary authority, exercisable either in advance of any actually-anticipated Change in Control or at the time of an actual Change in Control, to provide for the immediate and automatic vesting of one or more unvested shares outstanding under the Stock Issuance Program at the time of such Change in Control. The Plan Administrator shall also have full power and authority to condition any such accelerated vesting upon the subsequent termination of the Participant's Service within a specified period following the Change in Control.

    III.  SHARE ESCROW/TRANSFER RESTRICTIONS

    A. Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing such unvested shares. To the extent an escrow arrangement is utilized, the unvested shares and any securities or other assets issued with respect to such shares (other than regular cash dividends) shall be delivered in escrow to the

Corporation to be held until the Participant's interest in such shares (or other securities or assets) vests. Alternatively, if the unvested shares are issued directly to the Participant, the restrictive legend on the certificates for such shares shall read substantially as follows:

        "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND ARE ACCORDINGLY SUBJECT TO (I) CERTAIN TRANSFER RESTRICTIONS AND (II) CANCELLATION OR REPURCHASE IN THE EVENT THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST) CEASES TO REMAIN IN THE CORPORATION'S SERVICE. SUCH TRANSFER RESTRICTIONS AND THE TERMS AND CONDITIONS OF SUCH CANCELLATION OR REPURCHASE ARE SET FORTH IN A STOCK ISSUANCE AGREEMENT BETWEEN THE CORPORATION AND THE REGISTERED HOLDER (OR HIS/HER PREDECESSOR IN INTEREST)
    DATED,             , A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF
    THE CORPORATION.".

    B. The Participant shall have no right to transfer any unvested shares of Common Stock issued to him or her under the Stock Issuance Program. For purposes of this restriction, the term "transfer" shall include (without limitation) any sale, pledge, assignment, encumbrance, gift, or other disposition of such shares, whether voluntary or involuntary. Upon any such attempted transfer, the unvested shares shall immediately be cancelled in accordance with substantially the same procedure in effect under Section I.B.3 of this Article Four, and neither the Participant nor the proposed transferee shall have any rights with respect to such cancelled shares. However, the Participant shall have the right to make a gift of unvested shares acquired under the Stock Issuance Program to his or her spouse or issue, including adopted children, or to a trust established for such spouse or issue, provided the donee of such shares delivers to the Corporation a written agreement to be bound by all the provisions of the Stock Issuance Program and the Issuance Agreement applicable to the gifted shares.

                                  ARTICLE FIVE
                                 MISCELLANEOUS

     I. LOANS OR INSTALLMENT PAYMENTS

        A. The Plan Administrator may, in its discretion, assist any Optionee or Participant (including an Optionee or Participant who is an officer of the Corporation) in the exercise of one or more options granted to such Optionee under the Discretionary Option Grant Program or the purchase of one or more shares issued to such Participant under the Stock Issuance Program, including the satisfaction of any Federal and State income and employment tax obligations arising therefrom, by (i) authorizing the extension of a loan from the Corporation to such Optionee or Participant or
    (ii) permitting the Optionee or Participant to pay the option price or purchase price for the purchased Common Stock in installments over a period of years. The terms of any loan or installment method of payment (including the interest rate and terms of repayment) shall be upon such terms as the Plan Administrator specifies in the applicable option or issuance agreement or otherwise deems appropriate under the circumstances. Loans or installment payments may be authorized with or without security or collateral. However, the maximum credit available to the Optionee or Participant may not exceed the option or purchase price of the acquired shares plus any Federal and State income and employment tax liability incurred by the Optionee or Participant in connection with the acquisition of such shares.

        B. The Plan Administrator may, in its absolute discretion, determine that one or more loans extended under this financial assistance program shall be subject to forgiveness by the Corporation in whole or in part upon such terms and conditions as the Plan Administrator may deem appropriate.

    II. AMENDMENT OF THE PLAN AND AWARDS

        A. The Board has complete and exclusive power and authority to amend or modify the Plan (or any component thereof) in any or all respects whatsoever. However, no such amendment or modification shall adversely affect rights and obligations with respect to options at the time outstanding under the Plan, nor adversely affect the rights of any Participant with respect to Common Stock issued under the Stock Issuance Program prior to such action, unless the Optionee or Participant consents to such amendment. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

        B. (i) Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and (ii) shares of Common Stock may be issued under the Stock Issuance Program, which are in both instances in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under the Discretionary Option Grant Program or the Stock Issuance Program are held in escrow until stockholder approval is obtained for a sufficient increase in the number of shares available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess option grants or excess share issuances are made, then (I) any unexercised excess options shall terminate and cease to be exercisable and
    (II) the Corporation shall promptly refund the purchase price paid for any excess shares actually issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow.

    III. TAX WITHHOLDING

    The Corporation's obligation to deliver shares of Common Stock upon the exercise of stock options for such shares or the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

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
    The Plan Administrator may, in its discretion and in accordance with the provisions of this Section III of Article Five and such supplemental rules as the Plan Administrator may from time to time adopt (including the applicable safe-harbor provisions of SEC Rule 16b-3), provide any or all holders of non-statutory options (other than the automatic grants made pursuant to Article Three of the Plan) or unvested shares under the Plan with the right to use shares of the Corporation's Common Stock in satisfaction of all or part of the Federal, State and local income and employment withholding taxes to which such holders may become subject in connection with the exercise of their options or the vesting of their shares (the "Withholding Taxes"). Such right may be provided to any such holder in either or both of the following formats:

       (a) STOCK WITHHOLDING: The holder of the non-statutory option or unvested shares may be provided with the election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such non-statutory option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the applicable Withholding Taxes (not to exceed one hundred percent (100%)) designated by the holder.

       (b) STOCK DELIVERY: The Plan Administrator may, in its discretion, provide the holder of the non-statutory option or the unvested shares with the election to deliver to the Corporation, at the time the non-statutory option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such individual (other than in connection with the option exercise or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the percentage of the Withholding Taxes incurred in connection with such option exercise or share vesting (not to exceed one hundred percent (100%)) designated by the holder.

    IV. EFFECTIVE DATE AND TERM OF PLAN

        A. This Plan as successor to the Corporation's 1990 Stock Option Plan became effective as of the applicable Effective Date for each of the equity incentive programs in effect hereunder, and no further option grants or stock issuances shall be made under the 1990 Plan from and after such Effective Date. Each option issued and outstanding under the 1990 Plan immediately prior to the Effective Date of the Discretionary Option Grant Program shall be incorporated into this Plan and treated as an outstanding option under this Plan, but each such option shall continue to be governed solely by the terms and conditions of the instrument evidencing such grant, and nothing in this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such options with respect to their acquisition of shares of Common Stock thereunder.

        B. The option/vesting acceleration provisions of Section III of Article Two relating to Corporate Transactions and Changes in Control may, in the Plan Administrator's discretion, be extended to one or more stock options outstanding under the 1990 Plan on the Effective Date of the Discretionary Option Grant Program, but which do not otherwise provide for such acceleration.

        C. The Plan was subsequently amended by the Board on February 27, 1995 to increase the number of shares of Common Stock authorized for issuance under the Plan by an additional 750,000 shares, and such amendment was approved by the stockholders at the 1995 Annual Meeting on May 22, 1995. The Plan was further amended by the Board on February 16, 1996 to increase the number of shares of Common Stock authorized for issuance under the Plan by another 750,000 shares, and such amendment was approved by the stockholders at the 1996 Annual Meeting.

        D. In February 1998, the Board further amended and restated the Plan (the "February 1998 Restatement") to effect the following revisions:
    (i) increase the number of shares of Common

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
    Stock reserved for issuance over the term of the Plan by an additional 525,000 shares 3,300,000 shares, (ii) render the non-employee Board members (including those serving as the Plan Administrator) eligible to receive option grants under the Discretionary Option Grant and Stock Issuance Programs, (iii) allow unvested shares issued under the Plan and subsequently repurchased by the Corporation at the option exercise or direct issue price paid per share to be reissued under the Plan, (iv) remove certain restrictions on the eligibility of non-employee Board members to serve as Plan Administrator and (v) effect a series of additional changes to the provisions of the Plan (including the stockholder approval requirements and the option transferability restrictions) in order to take advantage of the recent amendments to Rule 16b-3 of the Securities and Exchange Commission which exempts certain officer and director transactions under the Plan from the short-swing liability provisions of the federal securities laws. The February 1998 Restatement was approved by the stockholders at the 1998 Annual Meeting. All option grants and stock issuances made prior to the February 1998 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the February 1998 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances.

        E. In February 1999, the Board further amended and restated the Plan (the "February 1999 Restatement") to effect the following revisions:
    (i) increase the number of shares of Common Stock reserved for issuance over the term of the Plan by an additional 600,000 shares to 3,900,000 shares,
    (ii) increase the number of shares of Common Stock subject to both the initial and annual option grants made to non-employee Board members under the Automatic Option Grant Program from 7,500 shares to 15,000 shares,
    (iii) implement new automatic option grant for an additional 15,000 shares to be made each year to each non-employee Board member serving as the Chairperson of any Board committee and (iv) change the date on which the annual automatic option grants are to be made to the non-employee Board members and Chairpersons from the date of the Annual Stockholders Meeting to the first trading day in January each year, beginning with calendar year 2000. The February 1999 Restatement was approved by the stockholders at the 1999 Annual Meeting, and no option grants made on the basis of the February 1999 Restatement became exercisable in whole or in part, and no shares of Common Stock were be issued on the basis of such restatement, until stockholder approval of the restatement was obtained at the 1999 Annual Meeting. All option grants and stock issuances made prior to the February 1999 Restatement shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing those options or issuances, and nothing in the February 1999 Restatement shall be deemed to modify or in any way affect those outstanding options or issuances.

        F. The Plan was amended and restated on February 22, 2000 (the "February 2000 Restatement") to effect the following changes, subject to stockholder approval at the 2000 Annual Meeting:

           (i) increase the maximum number of shares of Common Stock authorized for issuance under the Plan by an additional 800,000 shares so that the authorized share reserve is thereby increased from 3,900,000 shares to 4,700,000 shares of Common Stock;

           (ii) change the vesting schedule in effect for all currently outstanding options under the Automatic Option Grant Program for non-employee Board members and all future option grants made under that program so that each of those options will become exercisable for twenty-five percent (25%) of the option shares upon the Optionee's completion of six (6) months of Board service measured from after the automatic grant date and will become exercisable for the balance of the option shares in a series of thirty-six (36) successive equal monthly installments upon the Optionee's completion of each of the next thirty-six (36)-months of Board service thereafter; and

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
          (iii) extend the term of the Plan through December 31, 2005.

    No option grants or direct stock issuances shall be made on the basis of the share increases authorized by the February 2000 Restatement unless and until that restatement is approved by the stockholders at the 2000 Annual Meeting.

        F. The Plan shall terminate upon the EARLIER of (i) December 31, 2005(2) or (ii) the date on which all shares available for issuance under the Plan shall have been issued or cancelled pursuant to the exercise, surrender or cash-out of the options granted under the Plan or the issuance of shares (whether vested or unvested) under the Stock Issuance Program. If the date of termination is determined under clause (i) above, then all option grants and unvested stock issuances outstanding on such date shall thereafter continue to have force and effect in accordance with the provisions of the instruments evidencing such grants or issuances.

     V. USE OF PROCEEDS

    Any cash proceeds received by the Corporation from the sale of shares pursuant to option grants or stock issuances under the Plan shall be used for general corporate purposes.

    VI. REGULATORY APPROVALS

        A. The implementation of the Plan, the granting of any stock option or stock appreciation right under the Plan, the issuance of any shares under the Stock Issuance Program, and the issuance of Common Stock upon the exercise of the stock options or stock appreciation rights granted hereunder shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options and stock appreciation rights granted under it, and the Common Stock issued pursuant to it.

        B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and State securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any securities exchange on which stock of the same class is then listed.

   VII. NO EMPLOYMENT/SERVICE RIGHTS

    Neither the action of the Corporation in establishing the Plan, nor any action taken by the Plan Administrator hereunder, nor any provision of the Plan shall be construed so as to grant any individual the right to remain in the employ or service of the Corporation (or any parent or subsidiary corporation) for any period of specific duration, and the Corporation (or any parent or subsidiary corporation retaining the services of such individual) may terminate such individual's employment or service at any time and for any reason, with or without cause.

------------------------

    (2) The December 31, 2005 termination date of the Plan is subject to stockholder approval of the February 2000 restatement at the 2000 Annual Meeting. In the absence of such stockholder approval, the termination date will remain December 31, 2003.

  VIII. MISCELLANEOUS PROVISIONS

        A. Except to the extent otherwise expressly provided in the Plan, the right to acquire Common Stock or other assets under the Plan may not be assigned, encumbered or otherwise transferred by any Optionee or Participant.

        B. The provisions of the Plan relating to the exercise of options and the vesting of shares shall be governed by the laws of the State of California without resort to that State conflict-of-laws rules.

        C. The provisions of the Plan shall inure to the benefit of, and be binding upon, the Corporation and its successors or assigns, whether by Corporate Transaction or otherwise, and the Participants and Optionees, the legal representatives of their respective estates, their respective heirs or legatees and their permitted assignees.

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